Exhibit 23.3

October 30, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 14, 2007 on our review of interim financial information of XTL Biopharmaceuticals Ltd. for the six month periods ended June 30, 2007 and 2006 is included in this Registration Statement on F-3 dated October 30, 2007

Very truly yours,

/s/ Kesselman & Kesselman

Kesselman & Kesselman
Certified Public Accountant (Isr.)
A member of PricewaterhouseCoopers
International Limited